EXHIBIT 10.34

EXECUTION COPY

SECOND AMENDMENT

                              SECOND AMENDMENT, dated as of August 5, 2002 (this “Amendment”), to the CREDIT AGREEMENT, dated as of June 15, 2001 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SBA COMMUNICATIONS CORPORATION, a Florida corporation (“Holdings”), SBA TELECOMMUNICATIONS, INC., a Florida corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC. and BARCLAYS CAPITAL, as joint advisors and joint lead arrangers and bookrunners, BARCLAYS BANK PLC, as syndication agent and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

                              WHEREAS, Holdings and the Borrower have requested that certain provisions of the Credit Agreement be amended upon the terms and subject to the conditions set forth herein; and

                              WHEREAS, the Lenders have agreed to such amendments upon the terms and subject to the conditions set forth herein;

                              NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

                              1.          Defined Terms. Unless otherwise defined herein, terms used herein and defined in the Credit Agreement are used herein as therein defined.

                              2.          Amendment to Section 7.1 (Financial Condition Covenants).  Paragraphs (a), (b), (d), (e) and (f) of Section 7.1 are hereby amended to read in their entirety as follows:

                (a)         Consolidated Total Debt to Annualized Adjusted EBITDA Ratio.  Permit the ratio of (i) Consolidated Total Debt on any date during any period set forth below to (ii) Annualized Adjusted EBITDA of the Borrower and its Subsidiaries for the fiscal quarter most recently ended on or prior to such date to exceed the ratio set forth below opposite such period:

Fiscal Quarter	Consolidated Leverage Ratio

Closing Date to June 30, 2002	5.50x
July 1, 2002 to June 30, 2003	3.50x
July 1, 2003 to December 31, 2003	3.25x
January 1, 2004 and thereafter	3.00x

(b) Consolidated EBITDA to Consolidated Interest Expense Ratio. Permit the ratio of (i) Consolidated EBITDA for any fiscal quarter of the Borrower ending during any period set forth below to (ii) Consolidated Interest Expense accrued by Holdings and its Subsidiaries during such quarter to be less than the ratio set forth below opposite such quarter:

Fiscal Quarter	Consolidated Interest Coverage Ratio

July 1, 2001 to December 31, 2002	1.25x
January 1, 2003 to March 31, 2003	1.20x
April 1, 2003 to June 30, 2003	1.10x
July 1, 2003 to September 30, 2003	1.15x
October 1, 2003 to December 31, 2003	1.20x
January 1, 2004 to December 31, 2004	1.25x
January 1, 2005 to December 31, 2005	1.50x
January 1, 2006 and thereafter	1.75x

                (d)         Annualized Adjusted EBITDA to Consolidated Debt Service Ratio.  Permit the ratio of (i) Annualized Adjusted EBITDA for any fiscal quarter of the Borrower ending during any period set forth below to (ii) Consolidated Debt Service for such fiscal quarter to be less than the ratio set forth below opposite such quarter:

Fiscal Quarter	Ratio

July 1, 2001 to March 31, 2003	1.10x
April 1, 2003 to December 31, 2003	1.00x
January 1, 2004 to December 31, 2004	1.05x
January 1, 2005 and thereafter	1.10x

                (e)         Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio for any fiscal quarter of the Borrower ending during any period set forth below to be less than the ratio set forth below opposite such quarter:

Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio

Closing Date to December 31, 2002	1.25x
January 1, 2003 to March 31, 2003	1.10x
April 1, 2003 to September 30, 2003	1.00x
October 1, 2003 to December 31, 2004	1.05x
January 1, 2005 to December 31, 2005	1.15x
January 1, 2006 and thereafter	1.25x

(f) Consolidated Total Debt per Tower. Permit on any date the quotient of (i) Consolidated Total Debt on such date divided by (ii) the number of Towers owned by the Borrower and its Subsidiaries on such date, to exceed (a) for any date on or prior to September 30, 2002, $125,000 and (b) thereafter, $90,000.

                         3.         Amendment to Section 7.4 (Limitation on Fundamental Changes).  Section 7.4 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (b) thereof, (ii) deleting the period at the end of clause (c) thereof and replacing such period with a semicolon followed by the word “and”, and (iii) adding the following new clause (d) at the end of clause (c) thereof:

                (d)         any Subsidiary of the Borrower (other than any SPC, if such disposition would cause the Borrower to be in violation of Section 6.10) may be dissolved upon transfer of all of such Subsidiary’s assets to (i) in the case of assets consisting of Towers or Tower sites owned or leased by such Subsidiary, either a SPC or a Subsidiary Guarantor, provided that, after giving effect to any transfer to a Subsidiary Guarantor, such Towers and Tower sites are subject to a Mortgage pursuant to Section 6.10(b) or (ii) in the case of any assets other than Towers or Tower sites, to a Subsidiary Guarantor.”

                         4.         Amendment to Section 7.5 (Limitation on Disposition of Property).  Section 7.5 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (f) thereof, (ii) deleting the period at the end of clause (g) thereof and replacing such period with “; and” and (ii) adding the following new clause (h) after clause (g) thereof:

                (h)         the Disposition of Towers or Tower sites by the Borrower or any of its Subsidiaries to a SPC or a Subsidiary Guarantor; provided that, after giving effect to any Disposition to a Subsidiary Guarantor, such Towers and Tower sites are subject to a Mortgage pursuant to Section 6.10(b).”

                         5.         Amendment to Pricing Grid.  The Pricing Grid is hereby amended to increase each of the interest rate margins set forth therein by 0.25%.

                      (a)          Conditions to Effectiveness.  This Amendment shall become effective on the date the Administrative Agent shall have received: (a) an executed counterpart of this Amendment duly executed and delivered by Holdings and the Borrower, (b) executed Consent Letters in the form attached hereto from the Required Lenders consenting to the execution of this Amendment by the Administrative Agent, (c) an Acknowledgement and Consent in the form attached hereto as Exhibit A duly executed and delivered by each Guarantor and (d) for the account of each Lender that executes and delivers to the Administrative Agent a Consent Letter at or prior to 5:00 p.m., New York City time, on August 5, 2002, a consent fee equal to 0.375% of the Aggregate Exposure of such Lender.

                         6.         Representations and Warranties.  As of the date hereof and after giving effect to the amendments contained herein, Holdings and the Borrower hereby jointly and severally confirm, reaffirm and restate the representations and warranties made by them in Section 4 of the Credit Agreement, except to the extent any of such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be deemed true and correct on and as of such earlier date; provided, that each reference therein to the Credit Agreement shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

                         7.         Payment of Expenses.  Holdings and the Borrower jointly and severally agree to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

                        8.         Continuing Effect.  Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.  The amendments and acknowledgement contained herein shall not be construed to as an amendment or waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of Holdings or the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.

                         9.          Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

                         10.       GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SBA COMMUNICATIONS CORPORATION

By:

Name:
Title:

SBA TELECOMMUNICATIONS, INC.

By:

Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:

Name:
Title: